Exhibit 10.6

AMENDMENT NO. 8 TO MASTER REPURCHASE AGREEMENT

Dated as of April 25, 2012

Between:

HOME LOAN CENTER, INC., as Seller

and

JPMORGAN CHASE BANK, N.A., as Buyer

1.                                      This Amendment

The Parties agree hereby to amend the Master Repurchase Agreement dated October 30, 2009 between them (the “Original MRA”, as amended by Letter Agreement dated November 27, 2009, Amendment No. 1 to Master Repurchase Agreement dated March 11, 2010, Amendment No. 2 to Master Repurchase Agreement dated March 11, 2010, Amendment No. 3 to Master Repurchase Agreement dated July 22, 2010, Amendment No. 4 to Master Repurchase Agreement dated October 29, 2010, Amendment No. 5 to Master Repurchase Agreement dated March 31, 2011, Amendment No. 6 to Master Repurchase Agreement dated June 29, 2011, Amendment No. 7 to Master Repurchase Agreement dated October 28, 2011, and as further supplemented, amended or restated from time to time, the “MRA”) to provide for certain changes to the MRA on the terms and conditions set forth herein, and they hereby amend the MRA as follows.

All capitalized terms used in the MRA and used, but not defined differently, in this amendment (this “Amendment”) have the same meanings here as there.

The Paragraphs of this Amendment are numbered to correspond with the numbers of the Paragraphs in the MRA amended hereby and are accordingly often nonsequential.

2.                                      Definitions; Interpretation

A.                                    The definition of “Termination Date” in Paragraph 2(a) of the MRA is hereby amended in its entirety to read as follows:

“Termination Date” means the earliest of (i) the Business Day, if any, that Seller designates as the Termination Date by written notice to Buyer given at least thirty (30) days prior to such date, (ii) the date of declaration of the Termination Date pursuant to Paragraph 12(b), (iii) the Business Day that Buyer designates as the Termination Date pursuant to Paragraph 11(aa), (iv) the first Business Day that is forty-five (45) days after the closing of the Discover Financial Transaction and (v) October 25, 2012, as that date may be extended by written agreement of Buyer and Seller.

[Signature Page Follows]

Notwithstanding any other provision of this Amendment, the amendment of the MRA provided for above shall not become effective until (i) the Parties have executed and delivered this Amendment, and (ii) the Guarantors have executed a confirmation of the Guaranty in form and substance acceptable to Buyer.  Such amendment shall become effective automatically upon the last to occur of the three events described in clauses (i) and (ii) of the immediately preceding sentence.

The Parties hereby ratify and confirm the MRA (as further amended hereby) and the other Transaction Documents to be in full force and effect.

As amended hereby, the MRA remains in full force and effect, and the Parties hereby ratify and confirm it.

JPMORGAN CHASE BANK, N.A.

By:
John Greene,
Underwriter and Vice President

HOME LOAN CENTER, INC.

By:
Name:
Title:

[Signature Page to Amendment No. 8 to Master Repurchase Agreement]